                                                                    EXHIBIT 99.3


                                 RENT-WAY, INC.


                            OFFER FOR ALL OUTSTANDING
                      11-7/8% SENIOR SECURED NOTES DUE 2010
                      AND THE RELATED SUBSIDIARY GUARANTEES
                                 IN EXCHANGE FOR
                      11-7/8% SENIOR SECURED NOTES DUE 2010
                      AND THE RELATED SUBSIDIARY GUARANTEES
                        WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

                                                                          , 2003

TO OUR CLIENTS:

      Enclosed for your consideration is a prospectus, dated      , 2003 (the
"Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Rent-Way, Inc. ("Rent-Way") to exchange its 11-7/8% Senior Secured Notes due 2010 which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for its outstanding 11-7/8% Senior Secured Notes due 2010 and the related Subsidiary Guarantees (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

      This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time,       , 2003, unless extended by Rent-Way. Any Old Notes
tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

      Your attention is directed to the following:

            1.    The Exchange Offer is for any and all Old Notes.

            2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer-Certain Conditions to the Exchange Offer."

            3. Any transfer taxes incident to the transfer of Old Notes from the holder to Rent-Way will be paid by Rent-Way, except as otherwise provided in the Instructions in the Letter of Transmittal.

            4.    The Exchange Offer expires at 5:00 p.m., New York City time,
                  on ,            2003, unless extended by Rent-Way.

      If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Rent-Way with respect to the Old Notes.

      This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

      Please tender the Old Notes held by you for my account as indicated below:

      ________ Please tender the Old Notes held by you for my account as indicated below:

                          AGGREGATE PRINCIPAL AMOUNT AT
                              MATURITY OF OLD NOTES

       11-7/8% Senior Secured Notes due 2010: $__________________________

      ________ Please do not tender any Old Notes held by you for my account.

      Dated:  ___________________, 2003

Signature(s):        _______________________      _______________________

Print Name(s) here:  _______________________      _______________________

Print Address(es):   _______________________      _______________________
                     _______________________      _______________________
                     _______________________      _______________________


Area Code and
Telephone
Number(s):           _______________________      _______________________


Tax Identification
or Social Security
Number(s)            _______________________      _______________________



      NONE OF THE OLD NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OLD NOTES HELD BY US FOR YOUR ACCOUNT.


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